EXHIBIT 99.2

ORDG
J. RANDALL JONES, ESQ.
Nevada Bar No.: 001927
JENNIFER C. POPICK, ESQ.
Nevada Bar No.: 006456
HARRISON, KEMP & JONES, CHARTERED
3800 Howard Hughes Parkway                      --------------------------------
Seventeenth Floor                                             FILED
Las Vegas, Nevada 89109                               Dec. 21  4:09 PM '01
Tel. (702) 385-6000                                  Shirley B. Parraguirre
                                                              Clerk
FRANK A. ELLIS, ESQ.                            --------------------------------
FRANK ELLIS & ASSOCIATES
510 South Ninth Street
Las Vegas, Nevada 89101
Tel. (702) 385-3727

Attorneys for RECEIVER


                                 DISTRICT COURT

                              CLARK COUNTY, NEVADA



ROBERT AHR, et. al.,                         Consolidated Case No.:  A400852
                                                           Dept. No.:  XVIII
            Plaintiffs,

v.                                             ORDER GRANTING JOINT MOTION
                                               OF THE RECEIVER AND AHR AND
MEDICAL DEVICE ALLIANCE, INC., a               ANDRIKOS PLAINTIFFS FOR GOOD
Nevada Corporation, et al,                           FAITH SETTLEMENT
                                                      DETERMINATION
            Defendants.

                                             Consolidated with Cases A407895 &
                                                       A408801
ALL RELATED ACTIONS
-----------------------------------------




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


         This matter having come before the Court for hearing on December 20,

2001 on an Order Shortening Time; the Court having Considered the Joint Motion of the Receiver and Ahr and Andrikos Plaintiffs for Good Faith Settlement and

the McGhan Parties' Conditional Joinder therein; the Court having heard the argument of counsel in attendance and there having been no opposition filed or voiced, and finding good cause shown, and there being no just reason for delay,

the Court hereby makes the following Order:


         IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT the Joint Motion of the

         Receiver and Ahr and Andrikos Plaintiffs for Good Faith Settlement

         Determination is hereby GRANTED. The Court finds that the Settlement

         Agreement entered by and between these parties and memorialized in

         Exhibit 1 to their Joint Motion, which agreement is incorporated herein by reference, is fair, reasonable and entered into in good faith as contemplated by NRS 17.245.

         DATED this 21 day of December, 2001.


                                                     /s/ Nancy M.  Saitta
                                                     --------------------
                                                     NANCY M.  SAITTA
                                                     DISTRICT COURT JUDGE


Submitted by:

HARRISON, KEMP & JONES, CHARTERED


/s/ J.  Randall Jones
------------------------
J. Randall Jones, Esq.
Nevada Bar #1927
Jennifer C. Popick, Esq.
Nevada Bar #006456
3800 Howard Hughes Parkway
Seventeenth Floor
Las Vegas, Nevada 89109

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